Exhibit 99.2

Planning and Development Lisa Plowman, Director Jeff Wilson, Assistant Director Elise Dale, Assistant Director

February 12, 2025

Mr. Cassidy Teufel

Deputy Director

California Coastal Commission

455 Market Street, Suite 300

San Francisco, CA 94105

Sent via email: Cassidy.Teufel@Coastal.ca.gov

SUBJECT:  Sable Offshore Corp. –California Coastal Commission’s (CCC) Consolidated Permit Request

Dear Mr. Teufel,

The purpose of this letter is to respond to a request by Coastal Commission that the County of Santa Barbara consent to the Coastal Commission processing a consolidated Coastal Development Permit related to Sable’s activities identified in the November 2024 Executive Director Cease and Desist Order. (Pub. Resources Code § 30601.3(a)(2).)

The basis for this request is Coastal Commission staff assert Sable conducted work within the Coastal Commission’s area of original jurisdiction. As discussed in the enclosed letter, Planning and Development has concluded that the “anomaly repair work” in the enclosed descriptions of work for case numbers 24ZCI-00090, 24ZCI-00091, 24ZCI-00095, and 24ZCI-00096 is authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement. Thus, no further application to or action by the County is required.

However, if Coastal Commission staff receive consent from Sable to process a consolidated permit application, the County would not object to and would consent to Coastal Commission handling the consolidated permitting for this matter.

123 E. Anapamu Street, Santa Barbara, CA 93101 ● (805) 568-2000 ● Fax (805) 568-2030

624 W. Foster Road, Santa Maria, CA 93455 ● (805) 934-6250 ● Fax (805) 934-6258

www.countyofsb.org; Follow us @CountyofSB

Sable Offshore Corp – CCC Consolidated Permit Request: Page 2

Please let me know if you have any questions.

Best,

Lisa Plowman
Director

Enclosure:  Letter from County to Sable dated February 12, 2025

CC:	Steve Rusch, Sable Offshore Corp./Pacific Pipeline Corporation, via email
srusch@sableoffshore.com
Mickey Johnson, ExxonMobil Upstream Company, via email
mickey.d.johnson@exxonmobil.com

Santa Barbara County Planning & Development Department

www.countyofsb.org

Sable Offshore Corp – CCC Consolidated Permit Request: Page 3

Santa Barbara County Planning & Development Department

www.countyofsb.org